UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

Accolade, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700 Seattle, WA		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 926-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 22, 2021, Accolade, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As of June 21, 2021, the record date for the Annual Meeting, 66,037,095 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 44,837,822 shares of common stock were present in person or represented by proxy for the two proposals summarized below.

Proposal 1: Election of Directors

The Company’s stockholders elected the two persons listed below as Class I directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mr. Jeffrey Jordan	32,879,532	6,233,059	72,579	5,652,652
Ms. Cindy Kent	38,591,277	528,825	65,068	5,652,652

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2022. The final voting results are as follows:

Votes For	44,490,712
Votes Against	281,262
Abstentions	65,848

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accolade, Inc.

Dated: July 26, 2021
	By:	/s/ Rajeev Singh
Rajeev Singh
Chief Executive Officer